UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2025, Prime World International Holdings Ltd. (“Prime World”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into a new Premise Lease Agreement (the “Lease Agreement”) with International Games System Co., Ltd. (the “Lessor”).

This Lease Agreement covers the property located at No. 49, Wugong 6th Road, Wugu District, New Taipei City (the “Leased Property”), which constitutes the same premises as those covered under a prior lease agreement with Lessor dated September 1, 2025, pursuant to which Prime World currently leases a majority portion of the property.

Under the Lease Agreement, Prime World will lease the remaining portion of the Leased Property, previously leased and occupied by another tenant, consisting of approximately 54,086 square feet. Upon execution of the Lease Agreement, Prime World will become the sole tenant of the entire Leased Property, enjoying full and exclusive rights of use and occupancy.

The lease term will commence on December 1, 2025 and end on October 31, 2040, following a rent-free renovation period from November 1 to November 30, 2025. During the lease term, the monthly rent will increase by three percent (3%) approximately every five years. The monthly rent schedule is as follows:

Period	Monthly Rent
December 1, 2025 – October 31, 2030	NTD 1,292,000
November 1, 2030 – October 31, 2035	NTD 1,330,760
November 1, 2035 – October 31, 2040	NTD 1,370,683

Under the Lease Agreement, Prime World may, at its own expense, make modifications to the building within the Leased Property as necessary to support its operational needs.

Prime World holds certain additional rights under the Lease Agreement, including but not limited to: (i) a right of first refusal to purchase the Leased Property if the Lessor elects to sell; (ii) the right to ensure that the Lease Agreement remains valid and enforceable against any successor owner in the event of a sale; (iii) a right of first refusal to renew the lease on terms no less favorable than those offered to other prospective tenants; and (iv) protection against early termination during the first eight years of the lease, with any termination thereafter requiring the Lessor to provide at least twelve months’ prior written notice and payment of three months’ rent to Prime World.

The foregoing description of the Lease Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, English translations of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

2

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Premise Lease Agreement, dated October 28, 2025, between Prime World International Holdings Ltd., Taiwan Branch and International Games System Co., Ltd.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

4